As Filed with the Securities and Exchange Commission on October 31, 2008	Registration No. 333-150830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 ON
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASIA TIME CORPORATION
(Name of Registrant As Specified in its Charter)

Delaware	3873	20-4062619
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

Room 1601-1604, 16/F., CRE Centre
889 Cheung Sha Wan Road
Kowloon, Hong Kong
(852)-23100101
(Address and Telephone Number of Principal Executive Offices)

Kwong Kai Shun
Room 1601-1604, 16/F., CRE Centre
889 Cheung Sha Wan Road
Kowloon, Hong Kong
(852)-23100101
(Name, Address and Telephone Number of Agent for Service)

Copies to
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
K&L Gates LLP
10100 Santa Monica Boulevard, 7th Floor
Los Angeles, California 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum		Amount of
Title of Each Class of	Amount To Be		Offering Price		Aggregate		Registration
Securities To Be Registered	Registered		Per Share		Offering Price		Fee
Common Stock, $.0001 par value per share	200,000	(1)	$4.61	(2)	$920,000	(2)	$36.16
Variable Rate Convertible Bonds Due 2012	$8,000,000	(3)	100%		$8,000,000	(4)	$314.40
Common Stock, $.0001 par value per share, issuable upon conversion of Variable Rate Convertible Bonds Due 2012	2,285,714	(5)	-		-		N/A	(6)
Bond Warrants to Purchase Common Stock Expiring 2010	600,000	(7)	$4.61	(2)	$2,760,000	(2)	$108.47
Common Stock, $.0001 par value per share issuable upon conversion of Bond Warrants Expiring 2010	600,000	(8)	-		-		N/A	(6)
Total Registration Fee							$459.03	(9)

(1)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to a selling security holder named in the prospectus or a prospectus supplement.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low sales prices reported on the American Stock Exchange on May 6, 2008.

(3)	Represents the aggregate principal amount of the Variable Rate Convertible Bonds due 2012 issued by the Registrant on November 13, 2007.

(4)
Equals the aggregate principal amount of the Variable Rate Convertible Bonds due 2012 being registered. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(5)
Represents the number of shares of common stock initially issuable upon conversion of the Variable Rate Convertible Bonds due 2012 registered hereby. Solely for purposes of determining the number of shares of common stock to be registered under this registration statement that may be issued upon the conversion of the Bonds, the conversion price of $3.50 per share is used. Pursuant to Rule 416 under the Securities Act, also includes such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the Variable Rate Convertible Bonds due 2012 as a result of the anti-dilution provisions contained therein.

(6)
No separate consideration will be received for the shares of common stock issuable upon conversion of the Variable Rate Convertible Bonds due 2012 or the Bond Warrants, and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(7)	Consists of 600,000 warrants (the “Bond Warrants”) to purchase 600,000 shares of Common Stock to be offered for sale by a selling security holder under this Registration Statement.

(8)
Represents the number of shares of common stock initially issuable upon exercise of the Bond Warrants due 2010 registered hereby. Pursuant to Rule 416 under the Securities Act, also includes such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the Bond Warrants due 2010 as a result of the anti-dilution provisions contained therein. In addition, this Registration Statement covers the issuance of Registrant’s common stock upon the exercise of Bond Warrants by the holders other than the initial holder.

(9)	Previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Form S-1/A is being filed solely to (i) amend and restate the “SELLING SECURITY HOLDERS” section beginning on page 61, (ii) amend and restate Part II (INFORMATION NOT REQUIRED IN THIS PROSPECTUS) of the registration statement, and (iii) amend and restate Exhibit 5.1. No changes are being made to the registration statement other than indicated above.

SELLING SECURITY HOLDERS

General

On November 13, 2007, we completed a financing transaction with ABN AMRO pursuant to which we issued the Bonds and the Bond Warrants. Each Bond is convertible at the option of the holder at any time after February 12, 2009 into shares of our common stock at an initial conversion price equal to $3.50 per share, the price at which shares were sold in our initial public offering of common stock on AMEX. The conversion price is subject to adjustment in certain events, including our issuance of additional shares of common stock or rights to purchase common stock at a per share or per share exercise or conversion price, respectively, at less than the applicable per share conversion price of the Bonds. In addition, if for the period of 20 consecutive trading days immediately prior to November 13, 2009 or September 29, 2012, the conversion price for the Bonds is higher than the average closing price for the shares, then the conversion price will be reset to such average closing price; provided that, the conversion price will not be reset lower than 70% of the then existing conversion price. We agreed to register the Bonds, the Bond Warrants and the shares of common stock underlying the Bonds and the Bond Warrants. A total of 2,285,714 shares of common stock may be acquired upon conversion of the Bonds and 600,000 may be acquired upon exercise of the Bond Warrants, each subject to adjustment.

The total dollar value of the securities underlying the Bonds that we are registering for resale is $8.0 million, which is based on 2,285,714 shares of our common stock issuable upon conversion of the Bonds that we have registered for resale and a market price per share of $3.50. At the time that the Bonds were sold, on November 13, 2007, there was no public trading market for our securities, and the $3.50 market price per share was the mid-point of the proposed offering at the time of the sale of the Bonds and the per share price at which we sold our common stock in our initial public offering that we conducted in connection with our initial listing on the American Stock Exchange in February 2008.

We intend to make, and believe that we have a reasonable basis to believe that we will have the financial ability to make, all payments on the Bonds.

Prior to the issuance of the Bonds and Bond Warrants on November 13, 2007, the number of our common shares outstanding that were held by persons other than the selling security holders, affiliates of the Company, and affiliates of the selling security holders was 4,402,209 shares. The number of shares registered for resale on behalf of the selling security holders or affiliates of the selling security holders in the current transaction is 3,085,714 shares. Based on information obtained from the selling security holders, the selling security holders do not have an existing short position in our common stock.

On January 16, 2008, we entered into a consulting agreement with Public Equity Group Inc. Pursuant to the agreement, Public Equity Group will provide us with business consulting and investor relation services, oversee of all of our investor public relation and related service providers, and monitor our investor relation meetings with brokerage firms and brokers to develop support for our stock and research coverage, in addition to strategic advice and other customary investor relation services. The agreement has a term of one year, unless terminated earlier with 60-days prior written notice. As consideration for entering in the agreement and compensation for Public Equity Group’s services under the agreement, we agreed to issue 200,000 shares of our common stock to Public Equity Group Inc.

The selling security holders may from time to time offer for resale and sell (i) the Bonds, (ii) the Bond Warrants, and (iii) up to 3,085,714 shares of common stock, which includes 2,285,714 shares that may be acquired upon conversion of the Bonds and 600,000 shares that may be acquired upon exercise of the Bond Warrants, subject to adjustment.

When we refer to the “selling security holders” in this prospectus, we mean those persons listed in the table below or in any prospectus supplement, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling security holders’ interests. The selling security holders may resell the securities covered by this prospectus as provided under the section entitled “Plan of Distribution” and in any applicable prospectus supplement.

Payments and Potential Payments Required in Connection with the Issuance of the Securities Being Registered

The following table discloses the dollar amount of each payment (including the value of any payments to be made in common stock) that we have made or may be required to make to any selling security holder, any affiliate of a selling security holder, or any person with whom any selling security holder has a contractual relationship in connection with the Bonds and Bond Warrants (including any interest payments, liquidated damages, payments made to “finders” or “placement agents,” and any other payments or potential payments).

Type of Payment Event	Dollar Amount of Payment, if Payment is Required	Description
Commission to ABN AMRO	$240,000	The Bonds were subscribed at a price equal to 97% of their principal amount of $8,000,000, which is the issue price of 100% less a 3% commission, or $240,000, to the Subscriber.

Warrants	$2,099,940
On the date that the Bonds were issued, we issued ABN AMRO 600,000 warrants, which are exercisable from February 12, 2009 until November 6, 2010. The warrants are exercisable at $0.0001 per share. Based on the $3.50 per share market price, the Warrants have a value of $2,099,940.

Standard Interest	Up to approximately $1,440,000	The Bonds bear interest from November 13, 2007 at the rate of 6% per annum for the first year after November 13, 2007 and 3% per annum thereafter, of the principal amount of the Bonds.

Mandatory Redemption at Maturity	Up to approximately $4,069,600	We are required to redeem any outstanding Bonds at 150.87% of their principal amount on November 13, 2012. This may result in us having to pay up to an additional $4,069,600 to the Bondholders.

Redemption at the Bondholder’s Option – Breach of Registration Obligations	Up to approximately $362,400
If we breach certain of our obligations to register the Bonds, Bond Warrants and underlying shares as promptly as possible, and in no event later than February 12, 2009, pursuant to the registration rights agreement dated November 13, 2007 entered into by and between the Subscriber and us, then holders of the Bonds can require us to redeem the Bonds at 104.53% of the principal amount of the Bonds at any time after November 13, 2008. This may result in us having to pay up to an additional $362,400 to the Bondholders.

Redemption at the Bondholder’s Option	Up to approximately $2,120,800
In addition, at any time after November 13, 2010, holders of the Bonds can require us to redeem the Bonds at 126.51% of the principal amount. This may result in us having to pay up to an additional $2,120,800 to the Bondholders.

Redemption for Tax Reasons	Between approximately $362,400 and $4,069,600
At any time, we may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, redeem all, but not some only, of the Bonds at a redemption price equal to the early redemption amount on the redemption date if (i) we have or will become obliged to pay additional amounts for any present or future taxes, duties, assessments or governmental charges, as a result of a change in, or amendment to, the laws of the Unites States, the PRC or England, and (ii) the obligation to pay additional amounts cannot be avoided provided that we do not give notice of redemption earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the Bonds then due.

Redemption for Delisting or a Change in Control	Between approximately $362,400 and $4,069,600
If our common stock ceases to be listed on AMEX or if the trading of our common stock is suspended for 20 or more consecutive trading days temporarily or otherwise on AMEX or there is a change of control of our company as defined in the Trust Deed, each Bondholder will have the right to require us, within 60 days following the date on which the Bondholder has been given notice of delisting or a change of control, to redeem all or some of that holder’s Bonds.

Redemption at Our Option	Up to approximately $4,800,000
At any time prior to November 13, 2012, we may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, and The Bank of New York, London Branch (the “Trustee”) and The Bank of New York, London Branch (the “Principal Agent,”) which notice will be irrevocable, redeem all and not some only of the Bonds at a redemption price equal to the early redemption amount on the redemption date if more than ninety percent in principal amount of the Bonds has already been converted, redeemed or purchased and cancelled. The early redemption amount of a Bond, for each US$1,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield of twelve percent per annum, calculated on a semi-annual basis. This may result in us having to pay up to an additional $4,800,000 to the Bondholders.

Type of Payment Event	Dollar Amount of Payment, if Payment is Required	Description
Expenses Related to the Bonds and Warrants	At least $106,000
We agreed to pay all costs and expenses, to the extent reasonably and properly incurred, related to:

(i)   all costs and expenses in connection with the preparation of the Bonds, the Warrants, and all other documents relating to the issue of the Bonds or the Warrants;
(ii)  the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Bonds or the Warrants;
(iii)  the listing of the Shares on the AMEX or any Alternative Stock Exchange;
(iv)  the fees and expenses of ABN AMRO’s legal counsel and any other professional advisers in connection with the issue of the Bonds or the Warrants, including, but not limited to, all traveling, telecommunications, accommodation, and postage expenses; and
(v)   the Trustee and the agents appointed under the Trust Deed and the Agency Agreement in connection with the performance of their duties under such agreements, including the legal fees and expenses of Trustee's counsel.

To date, we have expended approximately $82,000 in trustee related fees and for legal fees. In addition, we will incur at least $6,000 for each of the next four years for the annual trustee fees. We are obligated to pay such fees and costs, as described above, as they are reasonably and properly incurred. There is no maximum cap on such fees that we are required to pay.

Subject to the potential events and related payments described above, the total possible payments to the Bondholders and Bond Warrantholders and any of their affiliates in the first year following the sale of the Bonds is approximately $2,819,940, which accounts for the 3% commission to ABN AMRO ($240,000), first year’s interest at 6% ($480,000), and the market value of the Warrants ($2,099,940).

For information regarding net proceeds of the Company and potential profits for the Bondholder, see below at “Comparison of Company Expenses and Net Proceeds and Potential Investor Profit.”

Potential Profits on Conversion of Bonds and Exercise of Warrants

If for the period of 20 consecutive trading days immediately prior to November 13, 2009 or September 29, 2012, the conversion price for the Bonds is higher than the average closing price for the shares, then the conversion price will be reset to such average closing price; provided that, the conversion price will not be reset lower than 70% of the then existing conversion price. The table below shows the potential profit that ABN AMRO could realize if the conversion price is reset to 70% of the conversion price, based on the current conversion price of $3.50 per share.

Selling Security Holder	Market Price per share of Common Stock on Closing Date	Conversion Price of Bonds, if adjusted to 70% of Conversion Price	Total Shares underlying the Bonds, (based on reduced conversion price)	Combined Market Price of Shares underlying the Bonds	Combined Conversion Price of Shares underlying Bonds	Total Possible Discount to Market Price
ABN AMRO Bank N.V.	$3.50	$2.45	3,265,306	$11,428,571	$8,000,000	$3,428,571

On the date that the Bonds were issued, we issued ABN AMRO 600,000 warrants, the Warrants, which are exercisable from February 12, 2009 until November 6, 2010 at an exercise price of $0.0001 per share. Based on the $3.50 per share market price on the date the Warrants were issued, ABN AMRO would realize a profit of $2,099,940 upon the exercise of the Warrants.

Comparison of Company Proceeds and Potential Investor Profit

The table below illustrates the net proceeds received by us and the potential profit that the investor in the Bonds and Warrants may realize.

Costs, Expenses and Net Proceeds of the Company

	Costs and expenses paid or to be paid by the Company		Total amount of possible payments by the Company	Net proceeds (loss) from sale of the Bonds under each redemption scenario	Amount of possible payments compared to net proceeds (as a percentage)	Amount of possible payments compared to net proceeds (as a percentage) averaged over five-year term of the bonds
Gross Proceeds from the Bonds	$8,000,000
Less fees and expenses	(106,000)	(1)
Less payment of 3% commission	(240,000)	(2)
Less value of the Warrants	(2,099,940)	(3)
Less standard interest	(1,440,000)	(4)
Proceeds after fees, expenses, commission and standard interest	$4,114,060

Payments from the Company to the Bondholder under Each Possible Redemption Scenario:
Mandatory Redemption at Maturity - redemption of the Bonds at 150.87%	(4,069,600)	(5)	(7,955,540)	$ 44,460	17,894%	3,579%
Redemption at the Bondholder’s Option for Breach of Registration Obligations - redemption of the Bonds at 104.53%	(362,400)	(6)	(4,248,340)	$ 3,751,660	113%	23%
Redemption at the Bondholder’s Option - redemption of the Bonds at 126.51%	(2,120,800)	(7)	(6,006,740)	$ 1,993,260	301%	60%
Redemption for Tax Reasons - redemption of the Bonds at redemption rate up to 150.87%	(4,069,600)	(8)	(7,955,540)	$ 44,460	17,894%	3,579%
Redemption for Delisting or a Change in Control - redemption of the Bonds at redemption rate up to 150.87%	(4,069,600)	(9)	(7,955,540)	$ 44,460	17,894%	3,579%
Redemption at Our Option - redemption of the Bonds at yield of twelve percent per annum	(4,800,000)	(10)	(8,685,940)	$ (685,940)	(1,266)%	(253%	)

(1)
To date, we have expended approximately $82,000 in trustee related fees and for legal fees. In addition, we will incur at least $6,000 for each of the next four years for the annual trustee fees. In addition, this amount excludes an additional indeterminate amount for fees and expenses required to be paid by us for the benefit of the investor in connection with the Bonds and the Warrants, including ABN AMRO’s legal counsel and other professional adviser fees and expenses, listing of the shares on the AMEX, and fees incurred for the Trustee and the agents appointed under the Trust Deed and the Agency Agreement in connection with the performance of their duties under such agreements, including the legal fees and expenses of Trustee's counsel. We are obligated to pay such fees and costs, as described above, as they are reasonably and properly incurred. There is no maximum cap on such fees that we are required to pay.

(2)	The Bonds were subscribed at a price equal to 97% of their principal amount of $8,000,000, which is the issue price of 100% less a 3% commission, or $240,000, to the Subscriber.

(3)
On the date that the Bonds were issued, we issued ABN AMRO 600,000 warrants, which are exercisable from February 12, 2009 until November 6, 2010. The warrants are exercisable at $0.0001 per share. Based on the $3.50 per share market price, the Warrants have a value of $2,099,940.

(4)
The Bonds bear interest from November 13, 2007 at the rate of 6% per annum for the first year after November 13, 2007 and 3% per annum thereafter, of the principal amount of the Bonds. Interest is payable semi-annually in arrears on May 13 and November 13 of each year.

(5)
We are required to redeem any outstanding Bonds at 150.87% of their principal amount on November 13, 2012. After payment of this full redemption amount, assuming none of the Bonds had been previously redeemed, we would have net proceeds of $2,144,400.

(6)
If we breach certain of our obligations to register the Bonds, Bond Warrants and underlying shares as promptly as possible, and in no event later than February 12, 2009, pursuant to the registration rights agreement dated November 13, 2007 entered into by and between the Subscriber and us, then holders of the Bonds can require us to redeem the Bonds at 104.53% of the principal amount of the Bonds at any time after November 13, 2008. This may result in us having to pay up to an additional $362,400 to the Bondholders. After payment of the full potential redemption amount, assuming none of the Bonds had been previously redeemed, we would have net proceeds of $5,851,600.

(7)
At any time after November 13, 2010, holders of the Bonds can require us to redeem the Bonds at 126.51% of the principal amount. This may result in us having to pay up to $2,120,800 to the Bondholders in addition to the principal amount of the Bonds. After payment of the full potential redemption amount, assuming none of the Bonds had been previously redeemed, we would have net proceeds of $4,093,200.

(8)
At any time, we may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, redeem all, but not some only, of the Bonds at a redemption price equal to the early redemption amount on the redemption date if (i) we have or will become obliged to pay additional amounts for any present or future taxes, duties, assessments or governmental charges, as a result of a change in, or amendment to, the laws of the Unites States, the PRC or England, and (ii) the obligation to pay additional amounts cannot be avoided provided that we do not give notice of redemption earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. The cost for redemption for tax reasons would range between approximately $362,400 and $4,069,600, depending on the date of the redemption and related early redemption rate. After payment of the full potential redemption amount, assuming none of the Bonds had been previously redeemed, we would have net proceeds of $2,144,400.

(9)
If our common stock ceases to be listed on AMEX or if the trading of our common stock is suspended for 20 or more consecutive trading days temporarily or otherwise on AMEX or there is a change of control of our company as defined in the Trust Deed, each Bondholder will have the right to require us, within 60 days following the date on which the Bondholder has been given notice of delisting or a change of control, to redeem all or some of that holder’s Bonds. The cost for redemption for delisting or change in control reasons would range between approximately $362,400 and $4,069,600, depending on the date of the redemption and related early redemption rate. After payment of the full potential redemption amount, assuming none of the Bonds had been previously redeemed, we would have net proceeds of $2,144,400.

(10)
At any time prior to November 13, 2012, we may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, and The Bank of New York, London Branch (the “Trustee”) and The Bank of New York, London Branch (the “Principal Agent,”) which notice will be irrevocable, redeem all and not some only of the Bonds at a redemption price equal to the early redemption amount on the redemption date if more than ninety percent in principal amount of the Bonds has already been converted, redeemed or purchased and cancelled. The early redemption amount of a Bond, for each US$1,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield of twelve percent per annum, calculated on a semi-annual basis. This may result in us having to pay up to approximately $4,800,000 to the Bondholders in addition to the principal amount of the Bonds. After payment of the full potential redemption amount, assuming none of the Bonds had been previously redeemed, we would have net proceeds of $1,414,000.

Potential Profits of the Bondholder

	Amounts received or to be received by the Bondholder (not including principal)	Potential profit to Bondholder under each redemption scenario (not including principal)
Fees and expenses paid for benefit of Bondholder	$106,000
Payment of 3% commission	240,000
Value of the Warrants	2,099,940
Standard interest	1,440,000
Total benefit of fees, expenses, commission and standard interest for benefit of Bondholder	$3,885,940

Payments from the Company to the Bondholder under Each Possible Redemption Scenario:
Mandatory Redemption at Maturity - redemption of the Bonds at 150.87%	4,069,600	$7,955,540
Redemption at the Bondholder’s Option for Breach of Registration Obligations - redemption of the Bonds at 104.53%	362,400	$4,248,340
Redemption at the Bondholder’s Option - redemption of the Bonds at 126.51%	2,120,800	$6,006,740
Redemption for Tax Reasons - redemption of the Bonds at redemption rate up to 150.87%	4,069,600	$7,955,540
Redemption for Delisting or a Change in Control - redemption of the Bonds at redemption rate up to 150.87%	4,069,600	$7,955,540
Redemption at Our Option - redemption of the Bonds at yield of twelve percent per annum	4,800,000	$8,685,940

In addition to the potential net proceeds to the Company and potential profits to the Bondholder for each redemption scenario as set forth in the tables above, the Company may incur additional expenses, and therefore reduced profits, if any, and the Bondholder may receive additional profits if the conversion price is reduced pursuant to the terms of the Bonds. According to the Trust Deed, if for the period of 20 consecutive trading days immediately prior to November 13, 2009 or September 29, 2012, the conversion price for the Bonds is higher than the average closing price for the shares, then the conversion price will be reset to such average closing price; provided that, the conversion price will not be reset lower than 70% of the then existing conversion price. Based on the market value of our securities on the date of issuance of the Bonds, ABN AMRO could realize an additional profit of $3,428,571 as a result of the conversion discount, and the Company would incur an additional expense in this amount.

Selling Security Holders Table

The following table sets forth information as of the date of this prospectus, with respect to the selling security holders and the principal amounts of bonds beneficially owned by each selling security holder that may be offered under this prospectus. Information concerning the selling security holders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the bonds, is subject to adjustment under certain circumstances.

On the date of this prospectus, 26,570,677 shares of our commons stock were outstanding. This number of shares of our common stock outstanding excludes (i) 83,800 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 2,285,714 shares of our common stock issuable upon the conversion of the Bonds, subject to adjustment, and (iii) 600,000 shares of our common stock issuable upon the exercise of the Bond Warrants, subject to adjustment.

Name of Selling Security Holder	Beneficial Ownership of Shares of Common Stock Prior to the Offering	Shares of Common Stock Being Offered		Principal Amount of Bonds Beneficially Owned Prior to the Offering	Bonds Being Offered	Number of Bond Warrants Being Offered
ABN AMRO Bank N.V.	—	2,885,714	(1)	$8,000,000	$8,000,000	600,000
Public Equity Group(2)	200,000	200,000		-	-	-

(1)
Consists of (i) 2,285,714 shares of common stock may be acquired upon conversion of the Bonds, which are not convertible until February 12, 2009, and (ii) 600,000 shares of common stock that may be acquired upon exercise of the Bond Warrants which become exercisable on February 12, 2009. For purposes of calculating the number of shares of common stock owned by ABN AMRO as of the date of this prospectus, we have calculated the number of shares issuable upon conversion of the Bonds based on an initial conversion price equal to $3.50 per share, the price at which shares were sold in our initial public offering on AMEX. Based on information provided to us by ABN AMRO, ABN AMRO is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and, at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. Graeme Booth and Alex Gardner have voting and investment control over the securities owned by this entity.

(2)
Brad Stewart has voting and investment control over the shares owned by this entity. On January 16, 2008, we entered into a consulting agreement with Public Equity Group Inc. Pursuant to the agreement, Public Equity Group will provide us with business consulting and investor relation services, oversee of all of our investor public relation and related service providers, and monitor our investor relation meetings with brokerage firms and brokers to develop support for our stock and research coverage, in addition to strategic advice and other customary investor relation services. The agreement has a term of one year, unless terminated earlier with 60-days prior written notice. As consideration for entering into the agreement and compensation for Public Equity Group’s services under the agreement, we issued 200,000 shares of our common stock to Public Equity Group Inc.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Company’s bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. The Company is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company will enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require the Company, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses payable by the Registrant relating to the sale of securities being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$459
Transfer Agent Fees	1,000
Accounting fees and expenses	30,000
Legal fees and expenses	50,000
Miscellaneous	18,541
Total	$100,000

Item 15. Recent sales of unregistered securities

In February 2008, we issued 200,000 shares of our common stock to Public Equity Group Inc. in connection with a consulting agreement and investor relation services. The securities were offered and sold to consulting firm in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The firm is qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On November 13, 2007, we completed a financing transaction with ABN AMRO Bank N.V. (the “Subscriber”) under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and issued (i) $8,000,000 Variable Rate Convertible Bonds due in 2012 (the “Bonds”) and (ii) 600,000 warrants to purchase an aggregate of 600,000 shares of our common stock, subject to adjustments for stock splits or reorganizations as set forth in the warrant, that expire in 2010 (the “Bond Warrants”). The Bonds and Bond Warrants were offered and sold to the Subscriber in reliance upon exemption from registration pursuant to Regulation S of the Securities Act. We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) Subscriber is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) Subscriber has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) Subscriber agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

On January 23, 2007, pursuant to the terms of the Exchange Agreement entered into by and between us, Times Manufacture & E-Commerce Corporation Limited (“Times Manufacture”) and the sole shareholder of Times Manufacture, we issued 19,454,420 shares of common stock to Kwong Kai Shun, the sole shareholder of Times Manufacture, in exchange for all of the issued and outstanding securities of Times Manufacture. The securities were offered and issued to the sole shareholder of Times Manufacture in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Kwong Kai Shun was the principal executive officer of Times Manufacture before the Share Exchange and became our principal executive officer after the Share Exchange. The sole shareholder of Times Manufacture qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate of $2,902,946 (the “Private Placement”). Each share of the Series A Convertible Preferred Stock was convertible into shares of common stock at a conversion price equal to the purchase price of such shares. As of September 1, 2008, all of the Series A Convertible Preferred Stock have been converted to common stock. Each share of the Series A Convertible Preferred Stock was converted into shares of common stock at a conversion price equal to the purchase price of such shares. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 16. Exhibits

Exhibit No.	Exhibit Description
2.1
Share Exchange Agreement, dated as of December 15, 2006, by and among the Registrant, Kwong Kai Shun and Times Manufacture & E-Commerce Corporation, Limited (incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.4
Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

4.2
Trust Deed, dated November 13, 2007, by and between the Registrant and The Bank of New York, London Branch (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.3
Paying and Conversion Agency Agreement, dated November 13, 2007, by and among the Registrant, The Bank of New York, and The Bank of New York, London Branch (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.4
Warrant Instrument, dated November 13, 2007, by and between the Registrant and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.5
Warrant Agency Agreement, dated November 13, 2007, by and among the Registrant, The Bank of New York and The Bank of New York, London Branch (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.6
Registration Rights Agreement, dated November 13, 2007, by and between the Registrant and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

5.1	Opinion of K&L Gates LLP regarding validity of common stock.

5.2**	Opinion of K&L Gates LLP regarding bonds and warrants.

8.1**	Opinion of K&L Gates LLP.

Exhibit No.	Exhibit Description
10.1
Form of Subscription Agreement dated as of January 23, 2007 and February 9, 2007 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007).

10.1(a)
Form of Amendment No. 1 dated as of July 20, 2007 to Subscription Agreement (incorporated by reference from Exhibit 10.1(a) to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007).

10.1(b)
Form of Amendment No. 2 dated as of December 16, 2007 to Subscription Agreement (incorporated by reference from Exhibit 10.1(b) to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007, 2008).

10.2
Form of Agreement between Kwong Kai Shun and Investors of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 10.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 26, 2007).

10.2(a)
Amendment No. 1 to Agreement between Kwong Kai Shun and Investors of Series A Convertible Preferred Stock, dated June 30, 2007 (incorporated by reference to Exhibit 10.2(a) of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 26, 2007).

10.2(b)
Form of Amendment No. 2 to Agreement between Kwong Kai Shun and Investors of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.2(b) of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007).

10.3
Subscription Agreement, dated October 31, 2007, by and between the Registrant and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

10.4
Registration Rights Agreement dated January 23, 2007 entered into by and between the Registrant and Affiliates of WestPark Capital, Inc. (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007).

10.5
Employment Agreement by and between King Wai Lin and the Registrant dated April 21, 2008 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2008).

10.6
Confidential Agreement by and between King Wai Lin and the Registrant dated April 21, 2008 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2008).

12.1**	Computation of Ratio of Earnings to Fixed Charges.

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

23.1**	Consent of Dominic K. F. Chan & Co., Certified Public Accountants.

23.2	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 5.2).

24.1**	Power of Attorney (included on signature page).
____________
** Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kowloon, Hong Kong, on the 30th day of October, 2008.

ASIA TIME CORPORATION

By:	/s/ Kwong Kai Shun
Name:	Kwong Kai Shun
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Kwong Kai Shun	Chief Executive Officer and Chairman of the Board	October 30, 2008
Kwong Kai Shun	(Principal Executive Officer)

/s/ King Wai Lin	Chief Financial Officer	October 30, 2008
King Wai Lin	(Principal Financial and Accounting Officer)

/s/ Michael Mak	Director and Corporate Secretary	October 30, 2008
Michael Mak

*	Director	October 30, 2008
Lee Siu Po

*	Director	October 30, 2008
Dr. Leung Ching Wah

*	Director	October 30, 2008
Wu Hok Lun

* By:	/s/ Kwong Kai Shun
as Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1
Share Exchange Agreement, dated as of December 15, 2006, by and among the Registrant, Kwong Kai Shun and Times Manufacture & E-Commerce Corporation, Limited (incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.4
Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

4.2
Trust Deed, dated November 13, 2007, by and between the Registrant and The Bank of New York, London Branch (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.3
Paying and Conversion Agency Agreement, dated November 13, 2007, by and among the Registrant, The Bank of New York, and The Bank of New York, London Branch (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.4
Warrant Instrument, dated November 13, 2007, by and between the Registrant and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.5
Warrant Agency Agreement, dated November 13, 2007, by and among the Registrant, The Bank of New York and The Bank of New York, London Branch (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

4.6
Registration Rights Agreement, dated November 13, 2007, by and between the Registrant and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

5.1	Opinion of K&L Gates LLP regarding validity of common stock.

5.2**	Opinion of K&L Gates LLP regarding bonds and warrants.

8.1**	Opinion of K&L Gates LLP.

10.1
Form of Subscription Agreement dated as of January 23, 2007 and February 9, 2007 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007).

10.1(a)
Form of Amendment No. 1 dated as of July 20, 2007 to Subscription Agreement (incorporated by reference from Exhibit 10.1(a) to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007).

Exhibit No.	Exhibit Description
10.1(b)
Form of Amendment No. 2 dated as of December 16, 2007 to Subscription Agreement (incorporated by reference from Exhibit 10.1(b) to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007, 2008).

10.2
Form of Agreement between Kwong Kai Shun and Investors of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 10.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 26, 2007).

10.2(a)
Amendment No. 1 to Agreement between Kwong Kai Shun and Investors of Series A Convertible Preferred Stock, dated June 30, 2007 (incorporated by reference to Exhibit 10.2(a) of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 26, 2007).

10.2(b)
Form of Amendment No. 2 to Agreement between Kwong Kai Shun and Investors of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.2(b) of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007).

10.3
Subscription Agreement, dated October 31, 2007, by and between the Registrant and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007).

10.4
Registration Rights Agreement dated January 23, 2007 entered into by and between the Registrant and Affiliates of WestPark Capital, Inc. (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 18, 2007).

10.5
Employment Agreement by and between King Wai Lin and the Registrant dated April 21, 2008 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2008).

10.6
Confidential Agreement by and between King Wai Lin and the Registrant dated April 21, 2008 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2008).

12.1**	Computation of Ratio of Earnings to Fixed Charges.

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

23.1**	Consent of Dominic K. F. Chan & Co., Certified Public Accountants.

23.2	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 5.2).

24.1**	Power of Attorney (included on signature page).

** Previously filed.